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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-91554 of East West Bancorp, Inc. on Form S-8 of our report dated June 7, 2002, appearing in this Annual Report on Form 11-K of East West Bank Employees 401(k) Savings Plan for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 28, 2002

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INDEPENDENT AUDITORS' CONSENT